Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

August 16, 2021

Solid Biosciences Inc.

141 Portland Street, Fifth Floor

Cambridge, Massachusetts 02139

RE:	2020 Equity Incentive Plan; 2021 Employee Stock Purchase Plan; Inducement Stock Option Awards (March 2021 – August 2021); and Inducement Restricted Stock Unit Award (August 2021)

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) an aggregate of 8,102,885 shares (the “Plan Shares”) of common stock, par value $0.001 per share, of Solid Biosciences Inc., a Delaware corporation (the “Company”), issuable under the Company’s 2020 Equity Incentive Plan and 2021 Employee Stock Purchase Plan (the “Plans”); (ii) an aggregate of 858,000 shares of common stock (the “Option Shares”) pursuant to inducement stock option agreements providing for employee inducement stock option grants between the Company and various employees, which were entered into in connection with the entry into such employees’ employment with the Company pursuant to Nasdaq Stock Market Rule 5635(c)(4) (collectively, the “Inducement Option Agreements”); and (iii) 59,000 shares of common stock (the “RSU Shares” and collectively with the Plan Shares and the Option Shares, the “Shares”) pursuant to an inducement restricted stock unit agreement providing for an employee inducement restricted stock unit grant between the Company and an employee, which was entered into in connection with the entry into such employee’s employment with the Company pursuant to Nasdaq Stock Market Rule 5635(c)(4) (collectively, the “Inducement RSU Agreement”).

We have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, the Inducement Option Agreements or the Inducement RSU Agreement, as applicable, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachussetts 02109

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August 16, 2021

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans, the Inducement Option Agreements and the Inducement RSU Agreement, as applicable, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Lia Der Marderosian
Lia Der Marderosian, a Partner